                                                                  EXHIBIT 99.(j)

KPMG LLP

     4200 Wells Fargo Center
     90 South Seventh Street
     Minneapolis, MN 55402

          Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Advantus Series Fund, Inc.

We consent to the use of our report dated February 26, 2010 incorporated by reference herein and to the references to our Firm under the heading "Financial Highlights" and "Service Providers -- INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part A and "DISCLOSURE OF FUND PORTFOLIO HOLDINGS," "Independent Registered Public Accounting Firm" and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                            /s/ KPMG LLP

Minneapolis, Minnesota
April 23, 2010